Nestbuilder.com Corp.

STOCK PURCHASE AGREEMENT

Series A Convertible Preferred Stock

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of __________________, 2019, by and between Nestbuilder.com Corp., a Nevada corporation (the “Company”) and ___________________________ (the “Purchaser”). The Company and the Purchaser may be referred to as a “Party” and collectively as the “Parties.”

ARTICLE 1

PURCHASE OF THE SHARES

The Purchaser hereby irrevocably offers to purchase from the Company ___________________________ (_________) shares of Series A Convertible Preferred Stock of the Company (the “Shares”) at a per-share purchase price of Twenty Five Cents ($0.25) per share, for a total purchase price of _______________________ Dollars ($____________) (the “Purchase Price”), which amount, when and if accepted by the Company, will constitute the payment by the Purchaser of the Purchase Price for the Shares.

ARTICLE 2

CLOSING AND DELIVERY

2.1 Closing. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the Company and the Purchaser, but not later than the date that is 30 days following the date hereof (the date the Closing occurs, the “Closing Date”). The Closing shall take place at the offices of the Company, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

2.2 Deliveries at Closing. At the Closing:

(a)	The Company shall deliver to the Purchaser the Shares, which shall be uncertificated and shall be registered in the name of the Purchaser on the books of the Company.

(b)	The Purchaser shall deliver to the Company the Purchase Price and the Investor Questionnaire.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Representations and Warranties of the Company. The Company represents and warrants as of the date hereof as follows:

3.1.1 Authority of the Company. The Company has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.

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3.1.2 Existence of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite limited liability company power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted.

3.1.3 Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.1.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

3.1.5 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 Representations and Warranties of the Purchaser. To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants as of the date hereof as follows:

4.1.1 Investment Purpose. The Purchaser represents that it is purchasing the Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933 (the “Securities Act”) and any applicable securities laws of any state unless an exemption from registration is available under those laws.

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4.1.2 Access to Information. The Purchaser acknowledges that the Purchaser has been furnished with such financial and other information concerning the Company, the managers and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Shares. Purchaser has also had an opportunity to review the public filings of the Company available in the Securities and Exchange Commission’s EDGAR database. As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with management of the Company any questions the Purchaser may have had with respect thereto. The Purchaser understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Shares and the merits and risks of an investment in the Shares.

4.1.3 Shares Part of Private Placement. The Purchaser has been advised that the Shares have not been registered under the Securities Act, or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Securities Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, and under any applicable state blue sky authority. The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Purchaser has no such intention.

4.1.4 Further Limitations on Disposition. Purchaser further acknowledges that the Shares are restricted securities under Rule 144 of the Securities Act and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS OR UPON DELIVERY TO THIS Company OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE Company THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

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4.1.5 Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.1.6 Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

4.1.7 Purchaser Authorization. The Purchaser, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

4.1.8 Investor Questionnaire. The Purchaser has accurately completed the Investor Questionnaire attached hereto as Exhibit A and incorporated by reference herein.

ARTICLE 5

INDEMNIFICATION

The Purchaser hereby agrees to indemnify and defend the Company and its officers and managers and holds them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Purchaser’s representations, warranties or agreements herein; and

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements was inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any manager or officer of the Company under the Act, or (ii) any disposition of any Shares.

ARTICLE 6

MISCELLANEOUS

6.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect.

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6.2 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid). Any notice, demand or other communication hereunder may be given by any other means (including electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to the addresses indicated below:

To the Company:	Nestbuilder.com Corp.
201 W. Passaic Street, Suite 301
Rochelle Park, NJ 07662

To the Purchaser:	________________________________
________________________________
________________________________
Facsimile: ________________________
Email: ___________________________

or to such other address, to the attention of such other Person and/or with such other copy or copies as the recipient Party has specified by prior written notice to the sending Party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of Nevada (any other day being a “business day”), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

6.3 Entire Agreement. This Agreement, together with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto that is not embodied in this Agreement or exhibits hereto, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

6.4 Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

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6.5 Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required, in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

6.6 Finders’ and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

6.7 Governing Law. This Agreement has been negotiated and executed in the State of Nevada and shall be construed and enforced in accordance with the laws of such state including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.8 Forum. Each of the Parties hereto agrees that any action or suit that may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Clark County, Nevada.

6.9 Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

6.10 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

6.11 Rules of Construction. The Purchaser acknowledges that this Agreement has been drafted by attorneys for the Company. The Parties agree that this Agreement has been negotiated as an arms-length transaction and that both Parties have had the opportunity to be represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

6.13 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.14 Currency. All currency is expressed in U.S. dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Company”

Nestbuilder.com Corp.,
a Nevada corporation

By:
Name:	Alex Aliksanyan
Title:	Chief Executive Officer

“Purchaser”

[Name of Purchaser]

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Exhibit a

Investor Questionnaire

(to be completed by each Purchaser)

Name:	___________________________

Home Phone:	___________________________

Work Phone:	___________________________

1.	a. State of Residence: _______________________________________________________________________
b. For how long? ___________________________________________________________________________
c. Do you maintain a residence in any other state? ________________________________________________

2.	In which state(s) do you

a. File state income tax returns: ______________________________________________________________
b. Vote: ________________________________________________________________________________
c. Hold current driver’s license: ______________________________________________________________
d. Maintain a house or apartment: ____________________________________________________________

3.	What is your present age? _________ What is your date of birth? _____________________

4.	Affiliations with Nestbuilder.com Corp.: ________________________________________________________

5.	Please check the box of the category or categories that describe the purchaser referenced above (the “Purchaser”)

[ ]	(i) a natural person, who (i) has a net worth ((x) excluding the value of the Purchaser’s primary residence and the related amount of indebtedness secured by the primary residence up to the fair market value of the residence) individually or jointly with the Purchaser’s spouse that exceeds $1,000,000 at the time of purchase of the Shares or (ii) had annual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have income in excess of $200,000 in the current calendar year; or (iii) had annual income jointly with the Purchaser’s spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income in excess of $300,000 in the current calendar year;

[ ]	(ii) a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

[ ]	(iii) a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934;

[ ]	(iv) an insurance company as defined in Section 2(a)(13) of the Securities Act;

[ ]	(v) an investment company registered under the U.S. Investment Company Act of 1940 (the “Investment Company Act”);

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[ ]	(vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act;

[ ]	(vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958;

[ ]	(viii) a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000;

[ ]	(ix) an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”), and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by persons that are accredited investors;

[ ]	(x) a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940 (the “Advisers Act”);

[ ]	(xi) an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986 (the “Code”), a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

[ ]	(xii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

[ ]	(xiii) a corporation, partnership, limited liability company, trust, estate or other entity, each of the equity owners of which is an “accredited investor” (as such term is defined in Rule 501 of Regulation D).

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